Exhibit 99.1

Media Contact:

Erica Ryan

Sr. Marketing Communications Manager

A.D.A.M., Inc.

(404) 604-2757

marketing@adamcorp.com

Investor Relations Contact:

Jody Burfening

Lippert/Heilshorn & Associates

(212) 838-3777

jburfening@lhai.com

A.D.A.M., Inc. Announces Third Quarter Financial Results

License revenues up 7%, Net income of $0.13 per share

ATLANTA — November 12, 2009 — A.D.A.M., Inc. (Nasdaq: ADAM), a leading provider of health information and benefit technology solutions, today announced its financial results for the third quarter ended September 30, 2009.

Highlights:

•	License revenues for the third quarter of 2009 were $6.7 million, up 7% over third quarter of 2008
•	Adjusted operating income margin for the third quarter of 2009 was 23% as compared to 18% in the third quarter of 2008
•	Net income for the third quarter of 2009 was $1.3 million, or $0.13 per share on a fully diluted basis, up 88% from the third quarter of 2008
•	Adjusted EBITDA was $2.4 million for the third quarter of 2009, up 24% from third quarter 2008

“We are pleased with the performance of our licensing business for the third quarter,” said Kevin Noland, A.D.A.M.’s president and chief executive officer. “Health content licensing performed extremely well and we experienced another good quarter of bookings related to Benergy and our online enrollment products. As many of our new enrollment clients will begin their implementations in the fourth quarter, this should give us a nice start to 2010. As a result of our continued investments in infrastructure to support our expected growth, we are now processing approximately 25% more employee enrollments than last year, with the fastest response times we have ever recorded during the first week of the November peak season.”

Financial Results:

Third Quarter Highlights

License revenues for the third quarter ended September 30, 2009 were $6.7 million, compared to $6.3 million in the third quarter of 2008, an increase of 7%. The increase from the prior year reflects an increase in health content license revenue of 20%, the result of new client contracts, strong retention rates and improved results from distribution partners.

Total revenues for the third quarter ended September 30, 2009 were $7.0 million, compared to $7.1 million in the third quarter of 2008. The change reflects the lower level of product sales related to the Company’s education business and professional services provided in 2009, which was partially offset by the increase in license revenues noted previously.

Adjusted operating income was $1.6 million, or 23% of revenues, compared to $1.3 million, or 18% of revenues for the third quarter of 2009 and 2008, respectively. Adjusted operating income improved due to the Company’s cost cutting measures that reduced cost of revenues by 25% and operating expenses by 10%.

Cash flow, as measured by Adjusted EBITDA was $2.4 million, or 34% of revenues, for the third quarter ended September 30, 2009, as compared to $1.9 million or 27% of revenues for the same period a year ago.

Net income for the third quarter ended September 30, 2009 was $1.3 million or $0.13 per share on a fully diluted basis as compared to net income of $688,000 or $0.06 per share on a fully diluted basis for the third quarter of 2008.

Non-GAAP net income, which excludes charges for stock-based compensation and amortization of purchased intangibles, was $1.6 million, an increase of 38% from the same period a year ago.

September Year-to-Date Highlights

License revenues for the nine-month period ended September 30, 2009, were $19.4 million, an increase of 2% from $19.0 million in the same period last year. The increase from prior year reflects an increase in health content license revenues of 10% from new clients and growth from existing accounts.

Adjusted operating income was $4.0 million, compared to $4.1 million, for the nine-months ended September 30, 2009 and 2008, respectively. Both amounts were 19% of revenues for the respective periods.

Cash flow, as measured by Adjusted EBITDA was $5.9 million, or 29% of revenues, for the nine months ended September 30, 2009, as compared to $5.8 million or 27% of revenues for the same period a year ago.

At September 30, 2009, the company had cash and cash equivalents of $3.5 million as compared to $1.4 million at December 31, 2008.

Conference Call

A.D.A.M. will conduct its third quarter earnings conference call today, at 10:00 AM ET. To access the call in the U.S., please dial 866-900-2647 and for international callers, dial 706-758-3362 approximately 10 minutes prior to the start of the conference call. The passcode is 38400536. The conference call will also be broadcast live over the Internet and available for replay for 90 days at http://www.adam.com. In addition, a replay of the call will be available via telephone for one week, beginning two hours after the call. To listen to the telephone replay in the U.S. please dial 800-642-1687 and for international callers, dial 706-645-9291. The passcode is the same as above.

Use of Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with GAAP, we present investors with certain non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA, all of which primarily exclude the effects of amortization of intangible assets, stock-based compensation, acquisition related expenses, facility consolidation charges, debt refinancing costs, and a goodwill impairment charge.

Our management considers the total return of an investment we have made in an acquisition (i.e., operating profit generated as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Thus, because the purchase price for an acquisition does not necessarily reflect the accounting value assigned to intangible assets, including customer lists and goodwill, when analyzing the return provided by the acquisition in subsequent periods, our management, for planning and evaluation purposes, excludes the GAAP impact of acquired intangible assets, goodwill impairment charges and other acquisition related expenses to our financial results. We believe that such an approach is useful in understanding the long-term return provided by an acquisition and that our investors benefit from a supplemental non-GAAP financial measure that adjusts for the accounting expense associated with acquired intangible assets.

Similarly, we believe that excluding stock-based compensation expense provides supplemental information and an alternative presentation useful to investors’ understanding of our operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

We also believe that, in excluding stock-based compensation, amortization of intangible assets, facility consolidation and the other listed items in the GAAP to Non-GAAP reconciliation schedules, our non-GAAP financial measures provide investors with transparency into the information and basis used by management and our board of directors to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies in making financial and operating decisions, and to establish targets for management incentive compensation.

We believe that the presentation of non-GAAP operational measures of adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA provide important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. These non-GAAP operational measures have historically been used as key performance metrics by our senior management as they evaluate the performance of the consolidated financial results. These non-GAAP operational measures are reviewed individually as well as in total in measuring our performance against internal and external expectations for the period. The expectations for such key non-GAAP operational measures are the basis for any financial guidance provided by management for future periods. Management believes that the use of each of these non-GAAP financial measures provides enhanced consistency and comparability with our past financial reports. We provide this information to investors to enable them to perform additional analyses of past, present and future operating performance.

We believe that each of these operational measures is useful to investors in their assessment of our operating performance and the valuation of our company. Adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are significant measures used by management for:

•	Reporting our financial results and forecasts to our board of directors;
•	Evaluating the operating performance of our company;
•	Managing and comparing performance internally and externally against our peers; and
•	Establishing internal operating targets.

These non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA, are used by us as broad measures of financial performance that encompass our operating performance, cash, capital structure, investment management, and income tax planning effectiveness. These operational measures are not calculated in accordance with GAAP and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These operational measures have limitations in that they do not reflect all of the costs or reductions to revenues associated with the operations of our business as determined in accordance with GAAP. In addition, these operational measures may not be comparable to non-GAAP financial measures reported by other companies. As a result, one should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures. The limitations in relying on our non-GAAP financial measures include the fact that the adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA operational measures do not include the impact of stock-based compensation expense or the effects of amortization of intangible assets, acquisition related expenses and other charges. We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

About A.D.A.M., Inc.

A.D.A.M. (Nasdaq: ADAM) is a leading provider of health information and benefits technology solutions to healthcare organizations, benefits brokers, employers, consumers, and educational institutions. A.D.A.M.’s portfolio of products includes its award-winning Multimedia Encyclopedia and Benergy®, the leading benefits communication and healthcare decision support platform for small and mid-sized employers. A.D.A.M. content and technology solutions help consumers better understand their health, wellness and benefits, while helping healthcare organizations and employers reduce the costs of healthcare and benefits administration. For more information, visit http://www.adam.com or call 1-800-755-ADAM.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. The forward-looking statements are based on A.D.A.M.’s current intent, belief and expectations. These statements, especially revenue, net income, cash flow, are not guarantees of future performance and involve a number of risks and uncertainties that can be difficult to predict and that could cause actual results, performance or developments to differ materially. Factors that could affect the company's actual results, performance or developments include general economic conditions, development of the Internet as a source of health information, pricing actions taken by competitors, demand for the company's health information, regulatory changes in laws and regulations that impact how the company conducts its business and the other factors described in A.D.A.M.’s filings with the SEC. A.D.A.M. undertakes no obligation or duty to update or revise any of its forward-looking statements whether as a result of new information, future events, circumstances or otherwise.

# # #

A.D.A.M., Inc.

Consolidated Statements of Operations

Third Quarter and Year-to-Date, 2009 and 2008

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures

Third Quarter and Year-to-Date, 2009 and 2008

A.D.A.M., Inc.

Consolidated Balance Sheets

September 30, 2009 and December 31, 2008

A.D.A.M., Inc.

Consolidated Statements of Cash Flows

Year-to-Date, 2009 and 2008

A.D.A.M., Inc.

Consolidated Statements of Operations (Unaudited)

Third Quarter, 2009 and 2008

(numbers in thousands, except per share data)

	Three Months Ended September 30,				% Increase (Decrease)
	2009	% of Revenues	2008	% of Revenues
Revenues, net:
Licensing	$6,714	96%	$6,270	88%	7%
Product	195	3%	368	5%	(47)%
Professional services and other	82	1%	501	7%	(84)%

Total revenues, net	6,991	100%	7,139	100%	(2)%

Cost of revenues:
Cost of revenues	840	12%	1,116	16%	(25)%
Cost of revenues – amortization	652	9%	491	7%	33%

Total cost of revenues	1,492	21%	1,607	23%	(7)%

Gross profit	5,499	79%	5,532	77%	(1)%

Operating expenses:
Product and content development	1,290	18%	899	13%	43%
Sales and marketing	1,454	21%	2,368	33%	(39)%
General and administrative	1,335	19%	1,263	18%	6%

Total operating expenses	4,079	58%	4,530	63%	(10)%

Operating income	1,420	20%	1,002	14%	42%

Interest expense, net	127	2%	314	4%	(60)%

Income before income taxes	1,293	18%	688	10%	88%
Income tax expense	—	0%	—	0%	(a )

Net income	$1,293	18%	$688	10%	88%

Earnings per share
Basic	$0.13		$0.07
Diluted	$0.13		$0.06
Weighted average common shares outstanding
Basic	9,888		9,867
Diluted	10,256		10,705

(a)	not meaningful

A.D.A.M., Inc.

Consolidated Statements of Operations (Unaudited)

Year-to-Date, 2009 and 2008

(numbers in thousands, except per share data)

	Nine Months Ended September 30,				% Increase (Decrease)
	2009	% of Revenues	2008	% of Revenues
Revenues, net:
Licensing	$19,418	94%	$19,028	89%	2%
Product	750	4%	925	4%	(19)%
Professional services and other	564	3%	1,498	7%	(62)%

Total revenues, net	20,732	100%	21,451	100%	(3)%

Cost of revenues:
Cost of revenues	3,019	15%	2,983	14%	1%
Cost of revenues – amortization	1,627	8%	1,438	7%	13%

Total cost of revenues	4,646	22%	4,421	21%	5%

Gross profit	16,086	78%	17,030	79%	(6)%

Operating expenses:
Product and content development	3,780	18%	3,088	14%	22%
Sales and marketing	5,232	25%	6,642	31%	(21)%
General and administrative	3,579	17%	3,856	18%	(7)%
Goodwill impairment	13,940	67%	—	0%	(a )
Restructuring costs	1,408	7%	—	0%	(a )

Total operating expenses	27,939	135%	13,586	63%	106%

Operating income (loss)	(11,853)	-57%	3,444	16%	(a )

Interest expense, net	360	2%	1,102	5%	(67)%
Loss on sale of investments	—	0%	296	1%	(100)%

Income before income taxes	(12,213)	-59%	2,046	10%	(a )
Income tax expense	—	0%	—	0%	(a )

Net income (loss)	$(12,213)	-59%	$2,046	10%	(a )

Earnings per share
Basic	$(1.24)		$0.21
Diluted	$(1.24)		$0.19

Weighted average common shares outstanding
Basic	9,884		9,792
Diluted	9,884		10,730

(a)	not meaningful

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (Unaudited)

Third Quarter, 2009 and 2008

(numbers in thousands, except per share data)

	Three Months Ended September 30,
	2009 GAAP	2009 Non-GAAP	2008 GAAP	2008 Non-GAAP	% Increase/ (Decrease)
Reconciliation of GAAP operating income, net income and EPS to non-GAAP measures:

GAAP operating income	$1,420	$1,420	$1,002	$1,002
Stock-based compensation (2)		171		303

Non-GAAP operating income		$1,591		$1,305	22%

GAAP net income	$1,293	$1,293	$688	$688
Stock-based compensation (2)		171		303
Amortization of purchased intangibles (3)		166		188

Non-GAAP net income		$1,630		$1,179	38%

Diluted earnings per share	$0.13	$0.16	$0.06	$0.11
Diluted common shares outstanding	10,256	10,256	10,705	10,705

Reconciliation of GAAP net income to adjusted EBITDA is as follows:

GAAP net income		$1,293		$688
Depreciation		129		113
Amortization of software development		486		303
Stock-based compensation (2)		171		303
Amortization of purchased intangibles (3)		166		188
Interest expense, net		127		314

Adjusted EBITDA		$2,372		$1,909	24%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Stock-based compensation related to non-cash charges for stock options.
(3)	Amortization of customer list and purchased software acquired with Online Benefits.

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (Unaudited)

Year-to-Date, 2009 and 2008

(numbers in thousands, except per share data)

	Nine Months Ended September 30,
	2009 GAAP	2009 Non-GAAP	2008 GAAP	2008 Non-GAAP	% Increase/ (Decrease)
Reconciliation of GAAP operating income (loss), net income (loss) and EPS to non-GAAP measures:

GAAP operating income (loss)	$(11,853)	$(11,853)	$3,444	$3,444
Stock-based compensation (2)		477		624
Goodwill impairment (5)		13,940		—
Restructuring costs (6)		1,408		—

Non-GAAP operating income		$3,972		$4,068	(2)%

GAAP net income (loss)	$(12,213)	$(12,213)	$2,046	$2,046
Stock-based compensation (2)		477		624
Amortization of purchased intangibles (3)		543		565
Goodwill impairment (5)		13,940		—
Restructuring costs (6)		1,408		—

Non-GAAP net income		$4,155		$3,235	28%

Diluted earnings per share	$(1.24)	$0.41	$0.19	$0.30
Diluted common shares outstanding	9,884	10,256	10,730	10,730

Reconciliation of GAAP net income (loss) to adjusted EBITDA is as follows:

GAAP net income (loss)		$(12,213)		$2,046
Depreciation		340		329
Amortization of software development		1,084		874
Stock-based compensation (2)		477		624
Amortization of purchase intangibles (3)		543		565
Interest expense, net		360		1,102
Loss on sale of investments (4)		—		296
Goodwill impairment (5)		13,940		—
Restructuring costs (6)		1,408		—

Adjusted EBITDA		$5,939		$5,836	2%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Stock-based compensation related to non-cash charges for stock options.
(3)	Amortization of customer list and purchased software acquired with Online Benefits.
(4)	Recognition of loss from sale of interest bearing short term investments.
(5)	Goodwill impairment related to the acquisition of Online Benefits.
(6)	Facility consolidation—revision in estimate of sublease rental income related to 2008 Facility Consolidation Program.

A.D.A.M., Inc.

Consolidated Balance Sheets

September 30, 2009 and December 31, 2008

(numbers in thousands)

	September 30, 2009	December 31, 2008
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$3,485	$1,377
Accounts receivable, net	2,795	3,986
Restricted cash	18	47
Inventories, net	36	33
Prepaids and other current assets	328	597
Deferred income tax asset	558	558

Total current assets	7,220	6,598

Non-current assets
Property and equipment, net	1,578	1,592
Intangible assets, net	9,676	9,979
Goodwill	13,690	27,617
Other assets	212	206
Deferred financing costs, net	62	92
Deferred income tax asset	7,062	7,062

Total non-current assets	32,280	46,548

Total assets	$39,500	$53,146

Liabilities and shareholders’ equity
Current liabilities
Accounts payables and accrued expenses	$3,449	$3,880
Deferred revenue	5,740	5,995
Current portion of long-term debt	2,000	2,000
Current portion of capital lease obligations	20	44

Total current liabilities	11,209	11,919

Non-current liabilities
Capital lease obligations, net of current portion	97	112
Other liabilities	1,605	1,293
Long-term debt, net of current portion	6,500	8,000

Total non-current liabilities	8,202	9,405

Stockholders’ equity
Common stock	102	102
Treasury stock	(1,088)	(1,088)
Additional paid-in capital	58,955	58,475
Accumulated deficit	(37,880)	(25,667)

Total stockholders’ equity	20,089	31,822

Total liabilities and stockholders’ equity	$39,500	$53,146

A.D.A.M., Inc.

Consolidated Statements of Cash Flows (Unaudited)

Year-to-Date, 2009 and 2008

(numbers in thousands)

	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
Cash flows from operating activities
Net income (loss)	$(12,213)	$2,046
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Goodwill impairment	13,940	—
Restructuring costs	1,408	—
Payments for restructuring costs	(1,219)	—
Depreciation and amortization	1,967	1,767
Stock-based compensation expense	477	624
Deferred financing cost amortization	30	339
Loss on sale of assets	—	18
Loss on sale of investments	—	296
Changes in assets and liabilities:
Accounts receivable	1,191	1,638
Inventories	(3)	45
Prepaids and other assets	263	(16)
Accounts payable and accrued liabilities	(696)	(659)
Deferred revenue	(255)	(473)
Other liabilities	388	(104)

Net cash provided by operating activities	5,278	5,521

Cash flows from investing activities
Software product and content development costs	(1,324)	(1,577)
Purchases of property and equipment	(326)	(1,305)
Proceeds from sale of property and equipment	—	2
Goodwill, additional cost of previous acquisition from earnout payments	(13)	(77)
Net change in restricted cash	29	—
Proceeds from sale of investments	—	2,716
Purchase of investments	—	(37)

Net cash used in investing activities	(1,634)	(278)

Cash flows from financing activities
Payment on long-term debt	(1,500)	(9,000)
Proceeds from exercise of common stock options	3	802
Repayments on capital leases	(39)	(82)

Net cash used in financing activities	(1,536)	(8,280)

Increase (decrease) in cash and cash equivalents	2,108	(3,037)
Cash and cash equivalents, beginning of period	1,377	5,425

Cash and cash equivalents, end of period	$3,485	$2,388